As filed with the Securities and Exchange Commission on October 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3009869
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

6272 W. 91st Ave. Westminster, Colorado	80031
(Address of Principal Executive Offices)	(Zip Code)

Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan

TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan

TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan

(Full Title of the Plan)

Sean Murphy

Chief Financial Officer

6272 W. 91st Ave.

Westminster, Colorado 80031

(Name and address of agent for service)

Tel: (888) 321-5212

(Telephone number, including area code, of agent for service)

Copy to:

Matt Browne

Carlos Ramirez

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explantory Note

TriSalus Life Sciences, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register common stock, par value $0.0001 per share (the “Common Stock”), issued or issuable pursuant to the Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (the “2009 Plan”), TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (the “2023 EIP”) and TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP” and, together with the 2009 Plan and 2023 EIP, the “Plans”).

On August 10, 2023, the Registrant (f/k/a MedTech Acquisition Corporation (“MTAC”)) consummated the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 4, 2023, as amended on May 13, 2023 and as further amended on July 5, 2023 (as amended, the “Merger Agreement”), by and among MTAC, TriSalus Operating Life Sciences, Inc. (f/k/a TriSalus Life Sciences, Inc.) (“Legacy TriSalus”) and MTAC Merger Sub, Inc. (“Merger Sub”). MTAC’s stockholders approved the business combination at a special meeting of stockholders held on August 8, 2023. Pursuant to the terms of the Merger Agreement, the business combination was effected on August 10, 2023, with Merger Sub merging with and into Legacy TriSalus and the separate corporate existence of Merger Sub ceasing. In connection with the consummation of the business combination, MTAC changed its name to TriSalus Life Sciences, Inc. and Legacy TriSalus changed its name to TriSalus Operating Life Sciences, Inc. The 2009 Plan was assumed by the Registrant on August 10, 2023, pursuant to the Merger Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act or 1933, as amended (the “Securities Act”). The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form 8, such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are hereby incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 22, 2023;

(b)    the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 12, 2023 and August 2, 2023, respectively;

(c)    the Registrant’s Current Reports on Form 8-K filed with the Commission on March 8, 2023, April 5, 2023, May 15, 2023, June 8, 2023, June 15, 2023, June 21, 2023, June 30, 2023, July 6, 2023, July 21, 2023, August 2, 2023, August 2, 2023, August 9, 2023, August 16, 2023 and October 3, 2023; and

(d)    the description of the Registrant’s securities contained in the Registration Statement on Form 8-A filed with the Commission on December 16, 2020, as updated by Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 16, 2023, as well as any additional amendments or reports filed with the Commission for the purpose of updating the description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 16, 2023).
3.2	Amended and Restated Bylaws of TriSalus Life Sciences, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 16, 2023).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 16, 2023).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.
23.3*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1	Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on August 16, 2023).
99.2	TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed on August 16, 2023).
99.3	TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed on August 16, 2023).
99.4	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (Pre-2020) (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on August 16, 2023).
99.5	Form of Early Exercise Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants prior to 2020) (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on August 16, 2023).
99.6	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants after 2020) (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed on August 16, 2023).
99.7	Form of Early Exercise Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants after 2020) (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed on August 16, 2023).
99.8	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed on August 16, 2023).
99.9	Form of Stock Option Grant Notice and Form of Stock Option Agreement under 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed on August 16, 2023).
99.10	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed on August 16, 2023).
107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on October 16, 2023.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Sean Murphy
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary Szela and Sean Murphy, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Szela	Chief Executive Officer and Director	October 16, 2023
Mary Szela	(Principal Executive Officer)

/s/ Sean Murphy	Chief Financial Officer and Director	October 16, 2023
Sean Murphy	(Principal Financial and Accounting Officer)

/s/ Mats Wahlström	Chairman of the Board of Directors	October 16, 2023
Mats Wahlström

/s/ Arjun Desai	Director	October 16, 2023
Arjun Desai

/s/ Andrew von Eschenbach	Director	October 16, 2023
Andrew von Eschenbach

/s/ Kerry Hicks	Director	October 16, 2023
Kerry Hicks

/s/ George Kelly Martin	Director	October 16, 2023
George Kelly Martin

/s/ David J. Matlin	Director	October 16, 2023
David J. Matlin

/s/ Anil Singhal	Director	October 16, 2023
Anil Singhal